SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2007

TRUE NORTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Allen Center, 1200 Smith Street 16th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-3948

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 30, 2007 we issued and sold a $500,000 Convertible Promissory Note (the “Note”) to a single investor. We intend to use the Note proceeds as working capital. The Note bears interest at the rate of 8% per annum. Subject to prior conversion or acceleration, Note principal is due in a single payment on March 30, 2010. Interest is payable semi-annually with the first such interest payment due on October 1, 2007. In the event we complete an offering (the “Offering”) of $10,000,000 or more of equity or debt securities within 90 days of the date of the Note (the “Offering Completion Date”), the Note, including any accrued and unpaid interest, will be automatically converted into like shares or securities issued by us in the Offering on the same terms that such like shares or securities are purchased by subscribers in the Offering. The amount of like shares or securities so issued shall be based on the amount of principal and interest converted. In the event an Offering is not completed by the Offering Completion Date, we have agreed to issue common stock purchase warrants (the “Warrants”) to the Noteholder. The Warrants will be exercisable for a period of three years commencing on the date of issuance of the Warrants. The number of shares of our common stock issuable upon exercise of the Warrants and the exercise price will be calculated based upon the average closing price of our common stock for the 20 business days preceding the date of the Note (the “Average Price”). The number of shares which the Holder will be entitled to purchase upon exercise of the Warrants will be calculated by dividing the principal amount of the Note by the Average Price. Any fractional shares resulting from the calculation will be rounded up to the next whole share. The exercise price of the Warrants will be 140% of the Average Price.

ITEM 8.01 OTHER EVENTS

We have executed a non-binding letter of intent (the “LOI”) dated March 20, 2007 with each of Angel LLC, CN Energy LLC, Swanson Energy Company, LLC, Fuel Exploration, LLC, and MHBR Energy, LLC (collectively the “Sellers”) regarding the terms and conditions under which we are willing to acquire all interests of the Sellers in certain oil and gas properties (the “Properties”) together with the workover rig (the “Rig”) owned by Rocky Mountain Rig LLC (“RMR”), a wholly-owned subsidiary of the Sellers. The Properties consist of the Ute Muddy Sand Unit, Fence Creek Muddy Sand Unit and Boos Unit (collectively the “Units”) located in Campbell and Sheridan Counties, Wyoming. The interests include, without limitation, all of the Sellers’ right, title and interest in and to the producing and non-producing oil and gas properties contained in the Units together with a corresponding interest in all related oil and gas interests, oil and gas wells, injection and disposal wells, equipment, materials, production facilities, pipelines, plants, gathering lines, contracts (including farmout or other acquisition agreements, oil and gas sales contracts, and operating agreements), options, easements, rights-of-way, permits, and surface leases; and all other rights, properties and privileges associated with the use, ownership, and/or operation of any of the foregoing. The Properties also include the Rig and all of Sellers’ and RMR’s files and information relating to the foregoing.

The purchase price for the Properties other than the Rig (the "Purchase Price") is expected to be $22,000,000, which will be payable by us to Sellers at closing. It is intended that 50% of the Purchase Price will be payable in cash and 50% will be payable through the issuance of shares of our restricted common stock. The number of shares of our common stock issuable in connection therewith is intended to be computed by dividing $11,000,000 by the sum of the average closing trading price of our common stock for the ten trading days immediately preceding the day on which a definitive purchase and sale agreement (the “Definitive Agreement”) is executed plus $0.20 per share. The purchase price for the Rig is expected to be $650,000 and will be payable entirely in cash (the “Rig Purchase Price”). Sellers will be granted piggyback registration rights with respect to the common stock component of the Purchase Price pursuant to which Sellers may request that we include the common stock in any registration statement filed by us with the Securities and Exchange Commission to register other common stock of ours (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes). All parties to the LOI will be responsible for the payment of their own costs and expenses in connection with the transaction. Further, each party has agreed to pay its own brokerage or finders’ fees or agents’ commissions or like payments in connection with the transactions contemplated by the LOI.

Pursuant to the LOI, the parties have agreed to undertake, diligently and in good faith, to execute a Definitive Agreement no later than June 1, 2007, which will contain the provisions of the LOI and other mutually acceptable provisions customary in transactions of this sort. Upon execution of the Definitive Agreement, we will deposit into escrow with an independent escrow agent the sum of $220,000 which will be paid to Sellers as part of the Purchase Price delivered at closing or paid to Sellers upon our wrongful failure to close, and refunded to us in the event of Sellers’ wrongful failure to close in addition to any other remedies available to us under the Definitive Agreement or applicable law.

Our obligation to close the purchase of the Properties is subject to satisfactory completion of our due diligence of the Properties and the third parties operating the Properties, to our obtaining a satisfactory commitment to finance payment of the cash component of the Purchase Price, and to other customary closing conditions. In addition, our obligation to close the purchase of the Rig will be subject to our obtaining a satisfactory commitment from the operator of the Rig to remain contracted for work on the Rig for a satisfactory period after the closing. Closing of the purchase and sale of the Properties will occur upon satisfaction of all conditions to closing but no later than July 16, 2007 and the transfer of the Properties will be effective as of the effective date of the Definitive Agreement. At the Closing, Sellers will convey the Properties other than the Rig to us by assignment and bill of sale containing a special warranty of title, i.e., a warranty against claims arising by, through and under Sellers, and shall deliver governmental assignment forms, certificates, opinions of counsel relating to due authorization, enforceability of the transaction and other corporate matters relating to Sellers’ execution and performance of the Definitive Agreement and related documents, and post-closing financial assurances as we may reasonably require to provide us with appropriate indemnity security. At the closing, RMR will convey the Rig to us by bill of sale and certificate of title containing a special warranty of title. The Properties will be conveyed free and clear of all encumbrances and other burdens not disclosed to and accepted by us prior to execution of the Definitive Agreement.

All liabilities and benefits relating to the Properties will be apportioned between the parties as of the effective date. The Purchase Price will also be subject to usual and customary adjustments for title defects, environmental defects, production in tanks, gas take imbalances, the net operating income received by Sellers for the period after the effective date, ad valorem and severance taxes based on ownership of property or production, and such other adjustments as are usual or customary in the purchase and sale of producing oil and gas properties, or as are agreed upon by the parties. Each party will either indemnify or defend the other against the liabilities retained or assumed by such party and against any breaches of representations and warranties and covenants of such party contained in the Definitive Agreement, whether discovered before or after the closing.

Until the first to occur of the termination of the LOI or the execution of the Definitive Agreement, Sellers and RMR have agreed that they will not, directly or indirectly, encourage, solicit, or entertain any other offers, inquiries, or proposals for the purchase and sale of the Properties, or conduct any negotiation or discussion or provide any information pertaining to the sale of the Properties with any person or entity other than us or our representatives. The LOI remains in effect until May 19, 2007 or the execution of the Definitive Agreement. No assurance can be given that the Definitive Agreement will be executed or that the terms thereof will be identical to those contained in the LOI.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 4.1	$500,000 Convertible Promissory Note of Registrant dated March 30, 2007

Exhibit 10.1	Letter of Intent dated March 20, 2007 between Registrant and each of Angel LLC, CN Energy LLC, Swanson Energy Company, LLC, Fuel Exploration, LLC, MHBR Energy, LLC and Rocky Mountain Rig LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Dated: April 5, 2007	By:	/s/ John I. Folnovic
Name: John I. Folnovic
Title: President and Chief Executive Officer